Exhibit 99.1

NEWS RELEASE

CONTACTS: Media John O. Ambler Vice President Corporate Communications T - (412) 433-2407 E - joambler@uss.com	Investors/Analysts Kevin Lewis Vice President Investor Relations T - (412) 433-6935 E - klewis@uss.com

FOR IMMEDIATE RELEASE:

UNITED STATES STEEL CORPORATION
ANNOUNCES PRICING OF SENIOR
SECURED NOTES OFFERING

PITTSBURGH, MAY 21, 2020 – United States Steel Corporation (NYSE: X) (the “company” or "U. S. Steel") today announced the pricing of its previously announced private offering of $1,056,357,000.00 aggregate principal amount of 12.000% Senior Secured Notes due 2025 (the "notes"). The notes will be issued at a price equal to 94.665% of their face value. The notes will pay interest semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2020 and will mature on June 1, 2025, unless earlier redeemed or repurchased. The sale of the notes is expected to close on May 29, 2020, subject to customary closing conditions.

The notes will be fully and unconditionally guaranteed on a senior secured basis by all of the company’s existing and future direct and indirect subsidiaries, other than certain “excluded subsidiaries”. Additionally, the notes and the note guarantees will be secured by first-priority liens, subject to permitted liens, on substantially all of the company’s and the guarantors assets, other than certain “excluded assets”.

U. S. Steel intends to use the net proceeds from the offering to strengthen its balance sheet, increase liquidity and for general corporate purposes.

The notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons unless pursuant to registration under the Securities Act, or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes are being offered only to persons reasonably believed to be "qualified institutional buyers" under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, including the notes, nor shall it constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

ABOUT U. S. STEEL

United States Steel Corporation, headquartered in Pittsburgh, Pa., is a leading integrated steel producer and Fortune 250 company with major operations in the United States and Central Europe.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, "believes," "expects," "anticipates," "estimates," "intends," "plans," "could," "may," "will," "should," and similar expressions are intended to identify forward-looking statements. All forward-looking statements, including with respect to the offering described herein, rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside U. S. Steel’s control that could cause actual results to differ materially from those reflected in such statements. Accordingly, U. S. Steel cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review U. S. Steel’s filings with the SEC, including, but not limited to, U. S. Steel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.